Exhibit 99.1

THE BANCORP ANNOUNCES TERMINATION OF COMPLIANCE-RELATED CONSENT ORDER

Strengthened Compliance Management System Contributes to Release from Consent Order

WILMINGTON, Del., (November 24, 2020) – The Bancorp, Inc. (NASDAQ: TBBK), announced today that the Federal Deposit Insurance Corporation (FDIC), the prudential regulator of The Bancorp Bank (Bank), has terminated its Consent Order with the Bank principally related to consumer compliance and third-party risk management. The termination of this Consent Order concludes all outstanding regulatory actions brought by the FDIC against the Bank.

“We appreciated the support and encouragement of the FDIC and other regulators as The Bancorp expanded its compliance and risk management infrastructure. Our blueprint to create the best-in-class payments ecosystem was created through consultation with our clients, regulators, strategic partners and the best minds in fintech. The removal of the compliance order was the latest and final validation that our team has fully implemented a continuous process to help our community build the future of banking,” says Damian Kozlowski, President and CEO. “The Bancorp will continue to maintain its commitment to consumer protection while working to improve our technologies to remain at the forefront of the financial industry and support our partners’ rapid growth.”

In recent years, The Bancorp has made significant investments in developing and maintaining a sustainable compliance management system that is focused on scalable technology, people, and processes. The Bancorp and its partners have worked diligently to create a compliance management system specifically designed to support the fintech industry.

“The Bancorp and its partners are committed to expanding financial access to a wider range of customers than traditional banks through innovation and inclusiveness,” says Gregor Garry, Executive Vice President and Chief Operating Officer. “By building scalable tools and processes, we have redefined compliance management system standards to protect our customers and set the precedent for the fintech industry.”

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK) is dedicated to serving the unique needs of non-bank financial service companies, ranging from entrepreneurial start-ups to those on the Fortune 500. The company’s subsidiary, The Bancorp Bank (Member FDIC, Equal Housing Lender), has been repeatedly recognized in the payments industry as the Top Issuer of Prepaid Cards (US), a top merchant sponsor bank and a top ACH originator. Specialized lending distinctions include SBA National Preferred Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial vehicle leasing groups in the nation. For more information, please visit www.thebancorp.com.

Forward-Looking Statements

Statements in this release regarding The Bancorp’s business which are not historical facts are "forward-looking statements." These statements may be identified by the use of forward-looking terminology, including but not limited to the words “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “plan,” “estimate,” “continue,” or similar words , and are based on current expectations about important economic, political, and technological factors, among others, and are subject to risks and uncertainties, which could cause the actual results, events or achievements to differ materially from those set forth in or implied by the forward-looking statements and related assumptions. These risks and uncertainties include those relating to the on-going COVID-19 pandemic, the impact it will have on our business and the industry as a whole, and the resulting governmental and societal responses. For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp’s filings with the Securities Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those filings. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this earnings release, except as may be required under applicable law.

Media Relations
Rachel Weiss, VP Communications Manager
(302) 385-5410
rweiss@thebancorp.com

Kathleen Hayn, AVP Communications Specialist
(484) 888-4445
kahayn@thebancorp.com

Investor Relations
Andres Viroslav, Director of Investor Relations
(215) 861-7990
aviroslav@thebancorp.com